UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 27, 2009
Aspect Medical Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-24663	04-2985553

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation	File Number)	Identification No.)

One Upland Road
Norwood, Massachusetts	02062

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 559-7000

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
SIGNATURE

Item 8.01. Other Events
     The Board of Directors (the “Board”) of Aspect Medical Systems, Inc. (the “Company” or “Aspect”) is committed to serving the best interests of all Aspect shareholders. In that regard, the Board is currently evaluating a number of potential director candidates to stand for election at the Company’s 2009 Annual Meeting of Shareholders. In order to provide the Board sufficient time to consider the potential director candidates, and provide shareholders with adequate time to consider the Board’s nominees, once determined, the Company’s 2009 Annual Meeting will no longer be held on May 20, 2009, as previously disclosed. Instead, the Company has committed to delaying its 2009 Annual Meeting by at least nine days and will reschedule the meeting until a later date (which will therefore be no earlier than May 29, 2009) in accordance with the Company’s bylaws.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPECT MEDICAL SYSTEMS, INC.
Date: March 27, 2009	By:	/s/ Nassib G. Chamoun
Nassib G. Chamoun
Chief Executive Officer and President